Exhibit 99.1

10868 189th Street Council Bluffs, IA 51503 Phone: 712-366-0392 Fax: 712-366-0394
January 2017

Members and Friends:

Safety We have achieved over seven years without a lost time day accident! It takes a lot of hard work and dedication to maintain our vigilance to safety. The Safety Committee, made up of individuals from every department, meets monthly. Each meeting reviews near misses. Each near miss is an opportunity to review, and prevent a future accident, incident, or injury. The Committee then identifies conditions which need to be corrected or resolved and assigns members to ensure the condition is corrected. This approach is effective in ensuring everyone pays attention to working safely and/or reporting unsafe conditions or situations to the Committee when necessary.

Financials On Friday, December 16, 2016, we issued a press release announcing our financial results for the fiscal year ended September 30, 2016. Our annual Form 10-K was filed with the SEC that same day. These financials and press release can be accessed on our website www.sireethanol.com (click on the Investor Relations Tab). There is a link to the SEC filings, select “SIRE’s SEC forms are available for viewing on the SEC's website-View”. Our financial results are reported quarterly and annually. They contain our financial, operational, and statistical information. The press release was also sent to our newsletter email list which includes each SIRE member who has provided us with their email address.

Operations During the fourth fiscal quarter ending September 30, 2016, we produced 31.1 million gallons of denatured ethanol. Through this period, our rolling 12-month average yield was 2.85 gallons of denatured ethanol from every bushel of corn. Rail car turns—the time it takes a unit train of ethanol tankers to return from being shipped—has averaged about 30 days for each unit train. Keeping our rail inventory moving is an important piece in our plans to keep production up and effectively manage our inventory.

During this past quarter, we have been working on several process improvement projects. We finished the eighth fermenter. The additional fermenter will provide us with more fermentation time. Additional new projects are currently being scoped and presented to the Board for review. Our goal for 2017 will be to improve our ability to run at a consistent rate throughout the summer and reduce or eliminate the impact of hot weather.

We have planned our annual plant maintenance period for April 1, 2017. We have begun collecting bids and vetting contractors for the projects, repairs, and improvements we plan to complete that week.

A guard shack was installed in October, and it is manned during weekdays. All vendor and employee traffic entering and leaving the plant must go through the north gate and check in with the guard. This increased security is important for our plant, our employees, and for the community. The goal is to improve control of who is entering the plant and where they are going.

Human Resources and Administration We hosted Congressman David Young on November 28 for a visit with our employees and a brief tour of our plant. He expressed his continued support for ethanol, our co-products, and the great employment opportunities ethanol provides to Iowa and the other Midwest communities. Iowa Senator Elect Dan Dawson also toured the plant on December 20th and we had a good discussion on ethanol, feed, and corn values.

SIRE Newsletter – Volume XI Issue I
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.
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During October, Senator Tom Shipley, Representative Charlie McConkey, Senator Mark Costello, Representative Dave Sieck, Representative Mary Ann Hanusa and Senator Tom Moore visited the plant. We coordinated with Iowa Renewable Fuels Political Action Committee to distribute campaign donations. The donations came from various ethanol plant PAC committees. Each visit included a presentation on the issues of concern for the ethanol and agriculture industries. We thanked many of these individuals for their past support of ethanol and IRFA’s agendas.

For plant tours please contact Laura Schultz, Director of Human Resources or Whitney Radford, HR Assistant (712-352-5001 or 712-352-5009).

The interstate redesign continues in Council Bluffs, (I-80 & I-29). When you visit SIRE, PLEASE BE CAREFUL! These projects are expected to last until 2024.

Employment: For individuals interested in a career with SIRE, applications are always welcome and are taken online at www.SIREethanol.com. The online application can be found via the Employment tab.

Markets If you would like to sell corn or purchase our byproducts (distillers’ grains and wet cake), please contact our Merchandising team directly at the following numbers: Kristan Barta (712-352-5010) for corn, DDGS, and wet cake or Dustin Ploeger (712-352-5015) for assistance with corn sales and distillers’ grain purchases. You may also contact them by calling our office (712-366-0392) and ask for a merchandiser. Remember to sign up for text or email messaging for the daily bid sheet and changes to delivery/pick-up hours. We now provide text messages specifically for Enogen deliveries. Kristan and Dustin have regular office hours at the plant if you need to stop in and see them. For corn oil sales, please contact Dan Wych, Plant Manager (712-352-5013).

If you want to view your SIRE accounts, you can sign up for iView on our website. iView also has a smartphone app you can download for quick viewing of our hours, hour changes, and bids.

If you deliver to the plant, please watch for signs and follow the directions to make sure you are unloading in the proper pit, particularly on the days we are also unloading Enogen corn.

General Manager Notes By the time you read this newsletter, it will be past Thanksgiving and  Christmas. I want to wish you and your families a wonderful and safe new year. Thank you to our employees for another great year and many accomplishments. We feel we have an exciting future ahead of us.

On November 10th, we held a Board Retreat. We enjoyed presentations on several potential capital and process improvement projects for the future, all with great ideas and interesting opportunities. We will be sharing some of these plans at our Annual Meeting on February 10, 2016, 1:00 p.m.at the Treynor Community Center. Please join us.

On October 7, we had a traumatic event (an ethanol tanker truck caught fire) at the plant. I want to tell you how well all our employees worked together to first keep everyone safe, protect the plant, and then to restore the plant to production. They are all a great team. We also are so thankful for the skills and work of our first responders, the fire fighters, and other emergency personnel who fought the fire and worked through the night to keep the incident contained. Now, we are looking forward, planning the next steps, and working hard to ensure the safety of everyone at all times.

On December 22, 2016, we delivered gifts to three families at Children’s Square USA. Our employees and Board members donated cash and gifts. We used the cash to purchase gifts and food gift cards for each of the three families. Our employees and Board were very generous donating over $1500 in cash and gifts. The recipients were very appreciative.

During December, as noted above, we issued our Fiscal 2016 Year End results and you can access this information on our website. We also mailed the notice of internet access for the Proxy Statement, invitation to the 2017 Annual Member Meeting, and a proxy card with a return envelope for your convenience. Please return your proxy card with your votes! We would like to see all members vote and return their proxy card.

SIRE Newsletter – Volume XI Issue I
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.
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Please contact me if you have any questions, or if you would like any materials to help get this message out to your friends and family.

Brian Cahill, General Manager/CEO

SIRE Newsletter – Volume XI Issue I
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.

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